UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2010

DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On May 27, 2010, Deckers Outdoor Corporation (the “Company”) and its subsidiary Tsubo, LLC entered into the Second Amended and Restated Credit Agreement with Comerica Bank (the “Credit Agreement”).  The Credit Agreement provides for a maximum availability of $20,000,000. Up to $12,500,000 of borrowings may be in the form of letters of credit. Amounts borrowed under the Credit Agreement bear interest at the lender’s prime rate or, at the Company’s option, at the London Interbank Offered Rate, or LIBOR, plus 1.0%, and is secured by substantially all of the Company’s assets. The Credit Agreement includes annual commitment fees of $60,000 per year, which can be waived if the Company deposits $10,000,000 in non-interest bearing new deposits with Comerica Bank; provided, that such deposits may be removed by the Company at any time, subject to paying a pro-rated annual commitment fee. The Credit Agreement expires on June 1, 2012.

The Credit Agreement contains certain financial covenants if the outstanding obligations exceed $2,000,000, which include:

•	a minimum tangible net worth requirement of $294,891,000 plus 75% of consolidated net profit on a cumulative basis, commencing with the fiscal year ended December 31, 2010, and

•	no consolidated net loss for two or more consecutive fiscal quarters.

The Credit Agreement is included in this Current Report as Exhibit 10.1.  The summary above is qualified in its entirety by reference to such exhibit.

We currently have no outstanding borrowings and outstanding letters of credit of approximately $941,000 under the Credit Agreement.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 27, 2010, the Company held its Annual Meeting of Stockholders, whereby the stockholders (i) elected eight directors to serve until the Annual Meeting of 2011 and until his or her successor is elected and qualified, (ii) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010, and (iii) ratified an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 50,000,000 to 125,000,000. The results of the stockholder vote on such matters were as follows:

1.              ELECTION OF DIRECTORS

	Total votes for each nominee	Total votes withheld from each nominee	Broker non-votes
Angel R. Martinez	10,182,627	217,087	1,127,253
Rex A. Licklider	10,268,739	130,975	1,127,253
John M. Gibbons	10,377,692	22,022	1,127,253
John G. Perenchio	10,378,105	21,609	1,127,253
Maureen Conners	10,378,536	21,178	1,127,253
Tore Steen	10,355,382	44,332	1,127,253
Ruth M. Owades	10,377,798	21,916	1,127,253
Karyn O. Barsa	10,377,913	21,801	1,127,253

2.                         RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010

For	11,340,289
Against	183,523
Abstentions	3,155
Broker non-votes	0
11,526,967

3.                         INCREASE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK

For	9,580,345
Against	1,934,106
Abstentions	12,516
Broker non-votes	0
11,526,967

Item 8.01.                      Other Events.

On May 28, 2010, the Company issued a press release announcing that the stockholders approved the increase of its total authorized number of shares of common stock and therefore, as previously announced, the Company will effectuate a three-for-one stock split of the Company’s common shares, to be effected in the form of a common stock dividend.  The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Credit Agreement among Deckers Outdoor Corporation, Tsubo, LLC and Comerica Bank

99.1	Press release, dated May, 28, 2010, entitled “Deckers Outdoor Corporation Declares Three-For-One Stock Split”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation

Date: May 28, 2010	/s/ Thomas A. George
Thomas A. George, Chief Financial Officer